EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Announces Fourth Quarter and Record Full-Year Earnings for Fiscal 2023:
Select Highlights include -
•	Net Income of $29.5 million for the year ended December 31, 2023 represents an increase of $5.1 million, or 21.0%, as compared to $24.4 million for the year ended December 31, 2022
•	Net interest margin of 3.78% for the year ended December 31, 2023 represents an increase of 26 basis points, or 7.4%, versus the year ended December 31, 2022
•	Total Assets grew $198.1 million, or 8.7%, to $2.5 billion at December 31, 2023 as compared to the prior year end
•	Total Loans grew $177.6 million, or 11.3%, reaching $1.8 billion at December 31, 2023 versus prior year end
•	Total Deposits rose $64.4 million, or 3.3%, reaching $2.0 billion at December 31, 2023 as compared to prior year end
•	Book value per share increased $4.78, or 19.5%, reaching $29.26 at December 31, 2023 as compared to $24.48 at December 31, 2022
•	Trust and investment advisory income rose $1.0 million, or 11.2%, to $10.3 million, for the year ended December 31, 2023 from $9.3 million for the year ended December 31, 2022.

MIDDLETOWN, N.Y., January 31, 2024 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Co. (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced net income of $29.5 million, or $5.24 per basic and diluted share, for the year ended December 31, 2023 as compared to $24.4 million for the year ended December 31, 2022.  This  represents an increase of 21.0%, or $5.1 million.  The increase in full year earnings was the result of continued strong growth in net interest income, including interest income associated with loans and cash balances, as well as a reduction in expense related to provision for credit losses.   For the quarter ended December 31, 2023, the Company earned $8.1 million, or $1.44 per basic and diluted share, as compared to $9.1 million, or $1.61 per basic and diluted share, for the quarter ended December 31, 2022.  This decrease was primarily due to increased interest expense associated with the rising rate environment during 2023.
Book value per share rose $4.78, or 19.5%, from $24.48 at December 31, 2022 to $29.26 at December 31, 2023. Tangible book value per share also increased $4.84, or 20.8%, from $23.28 at December 31, 2022 to $28.12 at December 31, 2023 (see “Non-GAAP Financial Measure Reconciliation” below for additional detail). These increases were due primarily to earnings growth during the year coupled with a decrease in unrealized losses in the investment portfolio attributed to interest rate changes in the fourth quarter 2023.
“I am very pleased and excited to report record full year earnings for 2023,” said Orange Bank President and CEO Michael Gilfeather. “It was an extremely challenging year for the banking sector, with the Federal Reserve’s inflation fighting efforts resulting in four interest rate increases through July, before turning less hawkish.  Though economic activity in our operating markets remained strong throughout the year, loan demand was gradually tempered by the rising costs of lending.  Throughout the year, we remained laser-

focused on our low-cost deposit base, which is closely linked to our cash management services.  This attention to account relationships has been a key driver of our business success and market leading net interest margin.
Our management team’s ability to execute on our “trusted advisor” strategy in response to these complex market dynamics laid the foundation for our success in 2023.  The combination of experience and execution resulted in record earnings for the year, with net income up $5.1 million, or 21.0%, to $29.5 million primarily due to strong net interest margin and effectively managed growth of loans and deposits.

For the year, total loans grew $177.6 million, or 11.3%, to $1.8 billion at December 31, 2023. Though marginally slower than in prior periods, we intentionally managed loan growth lower in response to elevated market uncertainty.  As a result, the average yield on our loan portfolio for full year 2023 rose 92 basis points, or 19.2%, to 5.72% versus 4.80% for the year ended December 31, 2022.  As competitors backed away from loan origination, we still seized the opportunity to initiate and further build relationships with some of the region’s most established businesses, strengthening our foundation for long-term, high-quality growth.  And with economic activity across our operating regions continuing to remain strong, we are optimistic additional opportunities will continue to present themselves.

On the funding side, total deposits rose $64.4 million, or 3.3%, to $2.0 billion at December 31, 2023 in comparison to year end 2022, despite the challenging rate environment.  As a business-focused bank, we have managed liquidity needs and funding costs through FHLB borrowing and brokered deposits.  This affords us the ability to better manage long-term funding costs and, in conjunction with our significant non-interest-bearing deposit base, is reflected in our consistently low cost of deposits.  Average cost of deposits for the year ended December 31, 2023, stood at 94 basis points, up 73 basis points over 2022.  Despite the challenges higher interest rates present in gathering new deposits, we believe our client-centric, business banking model enables us to lessen the impact of higher rates, grow core deposits, and reduce borrowing costs as markets and opportunities allow.

The combination of conservative, high-quality growth in our loan portfolio and higher, but managed deposit costs resulted in net interest margin increasing 26 basis points, or 7.4%, to 3.78% for the full year ended December 31, 2023.  Though pleased with these results, we know our ability to increase net interest margin in the face of continued relative high interest rates will remain challenging.  We believe, however, our consistently demonstrated ability to manage net interest margin pressure in 2023 reflects the quality and durable nature of our business model.

Our Wealth Management division also showed strong results for the quarter and year, providing the Bank with an additional stream of income ancillary to our core lending business. While outside the traditional bank model, wealth management has become an essential part of our service offering, providing businesses and high net worth individuals expertise that strengthens their relationship with the Bank.  For the quarter and full year ended December 31, 2023, trust and investment advisory income rose $466 thousand, or 19.9%, to $2.8 million and $1.0 million, or 11.2%, to $10.3 million, respectively, versus the same quarter and full year ended December 31, 2022.

As previously mentioned, this past year has been one of the most challenging for the banking industry in recent history.  This makes our strong quarterly and record full year results all the more impressive.  It is the result of unwavering commitment to our clients, knowledge of the markets we serve, and diligent management focus on execution.  These allowed us to respond to changing market dynamics, maintain margins and credit quality, and increase profitability.  The true test of any business model isn’t just how well it performs in good times, but how well it performs when challenged. I am pleased to report ours performed admirably and again thank our employees for their outstanding efforts, our shareholders for their ongoing support, and our clients for their unwavering trust. Without all three, 2023 would have yielded lesser results.”

Fourth Quarter and Full Year 2023 Financial Review
Net Income
Net income for the fourth quarter of 2023 was $8.1 million, a decrease of $948 thousand, or 10.5%, from net income of $9.1 million for the fourth quarter of 2022. This decrease represents a combination of lower net interest income and increased noninterest expenses versus the same quarter last year.  Net income for the twelve months ended December 31, 2023 was $29.5 million as compared to $24.4 million for 2022.
Net Interest Income
For the three months ended December 31, 2023, net interest income fell $676 thousand, or 3.0%, to $22.2 million, versus $22.8 million during the same period last year.  Although total interest income rose, the decrease was driven primarily by a $6.6 million increase in interest expense related to deposit and borrowing costs in the current period.  For the year ended December 31, 2023, net interest income increased $10.3 million, or 13.2%, over the year ended December 31, 2022.
Total interest income rose $5.9 million, or 23.2%, to $31.6 million for the three months ended December 31, 2023, compared to $25.6 million for the three months ended December 31, 2022.  The increase reflected 23.1% growth in interest and fees associated with loans, a 0.5% increase in income from taxable investment securities, and a 132.6% increase in income related to fed funds interest and balances held at correspondent banks.  For the year ended December 31, 2023, total interest income rose $33.6 million, or 39.8%, to $117.8 million as compared to $84.2 million for the year ended December 31, 2022.
Total interest expense increased $6.6 million during the fourth quarter of 2023, to $9.4 million, as compared to $2.8 million in the fourth quarter of 2022. The increase represented the continued impact of rising interest rates and higher cost FHLB borrowings and brokered deposits as alternate sources of funding. Interest expense from FHLB advances during the current quarter totaled $2.6 million as compared to $599 thousand during the fourth quarter of 2022.  Interest expense related to brokered deposits totaled $2.4 million during the fourth quarter of 2023 as compared to $108 thousand during the fourth quarter of 2022.  Interest expense associated with savings and NOW accounts totaled $4.1 million during the fourth quarter of 2023 as compared to $1.8 million during the fourth quarter of 2022.  During the year ended December 31, 2023, total interest expense rose $23.2 million, to $29.4 million, as compared to $6.1 million for last year.
Provision for Credit Losses
As of January 1, 2023, the Company adopted the current expected credit losses methodology (“CECL”) accounting standard, which includes loans individually evaluated, as well as loans evaluated on a pooled basis to assess the adequacy of the allowance for credit losses. The Bank seeks to estimate lifetime losses in its loan and investment portfolio by using expected discounted cash flows and supplemental qualitative considerations, including relevant economic considerations, portfolio concentrations, and other external factors, as well as evaluating investment securities held by the Bank.

The Company recognized a provision for credit losses of $462 thousand for the three months ended December 31, 2023, as compared to $1.0 million for the three months ended December 31, 2022.  This decrease reflects the impact of the methodology associated with estimated lifetime losses and types of loans closed during the quarter.  The allowance for credit losses to total loans was 1.44% as of December 31, 2023 versus 1.39% as of December 31, 2022.  For the year ended December 31, 2023, the provision for credit losses totaled $7.9 million, as compared to $9.5 million for the year ended December 31, 2022.  The 2023 provision includes the effect of a $5 million reserve associated with the write-off of an investment in Signature Bank subordinated debt.  No additional reserves for investment securities were recorded during 2023.
Non-Interest Income
Non-interest income rose $662 thousand, or 21.5%, to $3.7 million for the three months ended December 31, 2023 as compared to $3.1 million for the three months ended December 31, 2022.  This growth was related to increased fee income within each of the Company’s fee income categories, including investment advisory, trust, and service charges on deposit accounts.  For the year ended December 31, 2023, non-interest income increased approximately $1.4 million, to $13.4 million, as compared to $12.0 million for the year ended December 31, 2022.
Non-Interest Expense
Non-interest expense was $14.7 million for the fourth quarter of 2023, reflecting an increase of $1.4 million, or 10.1%, as compared to $13.4 million for the same period in 2022.  The increase in non-interest expense for the current three-month period was the result of continued investment in Company growth. This investment consists primarily of increases in compensation, occupancy, information technology, and deposit insurance costs. Our efficiency ratio increased to 56.9% for the three months ended December 31, 2023, from 51.7% for the same period in 2022.   For the year ended December 31, 2023, our efficiency ratio remained level at 55.8% as compared to year end 2022.  Non-interest expense for the year ended December 31, 2023 reached $56.8 million, reflecting a $6.5 million increase over non-interest expense of $50.3 million for the year ended December 31, 2022.
Income Tax Expense
Provision for income taxes for the three months ended December 31, 2023 was $2.6 million, compared to $2.5 million for the same period in 2022.  The increase was directly related to required provisions associated with the company’s earnings for the quarter.  For the year ended December 31, 2023, the provision for income taxes was $7.7 million, as compared to $5.9 million for the year ended December 31, 2022.  Our effective tax rate for the three-month period ended December 31, 2023 was 24.1%, as compared to 21.3% for the same period in 2022.  Our effective tax rate for the year ended December 31, 2023 was 20.7%, as compared to 19.5% for 2022.

Financial Condition
Total consolidated assets increased $198.1 million, or 8.7%, from $2.3 billion at December 31, 2022 to $2.5 billion at December 31, 2023. The increase reflected continued growth in loans, deposits, and cash during the year.
Total cash and due from banks increased from $86.1 million at December 31, 2022, to $147.4 million at December 31, 2023, an increase of approximately $61.3 million, or 71.2%. This increase resulted primarily from increases in deposit balances and borrowings. The increase in borrowings reflected a strategic decision to bolster and maintain higher cash levels during 2023.
Total investment securities fell $38.6 million, or 7.1%, from $543.0 million at December 31, 2022 to $504.5 million at December 31, 2023. The decrease represented a combination of investment maturities and sales, changes in fair value, and a write-off associated with Signature Bank subordinated debt resulting from that bank’s failure during the first three months of 2023.
Total loans increased $177.6 million, or 11.3%, from $1.6 billion at December 31, 2022 to $1.8 billion at December 31, 2023.  The increase was due primarily to $161.3 million of commercial real estate loan growth and $14.7 million of commercial and industrial loan growth. PPP loans decreased to $215 thousand at December 31, 2023 from $1.7 million at December 31, 2022.
Total deposits increased $64.4 million, to $2.0 billion at December 31, 2023 from approximately $2.0 billion at December 31, 2022.  This increase was due primarily to $140.1 million of growth in time deposits associated with brokered deposits which the Bank utilized to increase cash balances and support loan growth during the year.  Deposit composition at December 31, 2023 included 49.3% in demand deposit accounts (including NOW accounts).  Uninsured deposits, net of fully collateralized municipal relationships, remain stable and represent approximately 37% of total deposits at December 31, 2023, as compared to 43% of total deposits at December 31, 2022.
Stockholders’ equity increased $27.2 million, or 19.7%, to $165.4 million at December 31, 2023 from $138.1 million at December 31, 2022. The increase was due primarily to $29.5 million of net income during 2023 and an approximately $4.1 million decrease in unrealized losses on the market value of investment securities within the Company’s equity as accumulated other comprehensive income (loss) (“AOCI”), net of taxes.
At December 31, 2023, the Bank maintained capital ratios in excess of regulatory standards for well capitalized institutions. The Bank’s Tier 1 capital-to-average-assets ratio was 9.42%, both common equity and Tier 1 capital-to-risk-weighted-assets were 12.91%, and total-capital-to-risk-weighted-assets was 14.16%.

Wealth Management
At December 31, 2023, our Wealth Management Division, which includes trust and investment advisory, totaled approximately $1.6 billion in assets under management or advisory as compared to approximately $1.3 billion at December 31, 2022, reflecting an increase of approximately 24.2%.  Trust and investment advisory income for the year ended December 31, 2023 totaled $10.3 million and represented an increase of approximately 11.2%, or $1.0 million, as compared to $9.3 million for year ended December 31, 2022.

The breakdown of trust and investment advisory assets as of December 31, 2023 and December 31, 2022, respectively, is as follows:

ORANGE COUNTY BANCORP, INC.
SUMMARY OF AUM/AUA
(UNAUDITED)
(Dollar Amounts in thousands)
	At December 31, 2023		At December 31, 2022
	Amount	Percent	Amount	Percent
Investment Assets Under Management & Advisory	$ 909,384	57.56%	$ 687,491	54.03%
Trust Asset Under Administration & Management	670,515	42.44%	585,007	45.97%
Total	$ 1,579,899	100.00%	$ 1,272,498	100.00%

Loan Quality
At December 31, 2023, the Bank had total non-performing loans of $4.4 million, or 0.25% of total loans.  Total non-accrual loans represented approximately $4.4 million of loans at December 31, 2023, compared to $6.1 million at December 31, 2022.
Liquidity
Management believes the Bank has the necessary liquidity to meet normal business needs.  The Bank uses a variety of resources to manage its liquidity position.  These include short term investments, cash from lending and investing activities, core-deposit growth, and non-core funding sources, such as time deposits exceeding $100,000, brokered deposits, FHLBNY advances, and other borrowings.  As of December 31, 2023, the Bank’s cash and due from banks totaled $147.4 million.  The Bank maintains an investment portfolio of securities available for sale, comprised mainly of US Government agency and treasury securities, Small Business Administration loan pools, mortgage-backed securities, and municipal bonds.  Although the portfolio generates interest income for the Bank, it also serves as an available source of liquidity and funding.  As of December 31, 2023, the Bank’s investment in securities available for sale was $490.0 million, of which $135.7 million was not pledged as collateral.  Additionally as of December 31, 2023, the Bank’s overnight advance line capacity at the Federal Home Loan Bank of New York was $613.6 million, of which $108.0 million was used to collateralize municipal deposits and $234.5 million was utilized for overnight and long term FHLBNY advances.  As of December 31, 2023, the Bank’s unused borrowing capacity at the FHLBNY was $271.1 million. The Bank also maintains additional borrowing capacity of $25 million with other correspondent banks.  Additional funding is available to the Bank through the Bank Term Funding Program (“BTFP”) and discount window lending by the Federal Reserve.  The Bank maintains approximately $102.2 million of collateral under the BTFP but did not utilize this funding source during 2023.  The BTFP will expire in March 2024 and no longer be an additional source of funding.
The Bank also considers brokered deposits an element of its deposit strategy.  As of December 31, 2023, the Bank had brokered deposit arrangements with various terms totaling $172.4 million.

Non-GAAP Financial Measure Reconciliations
The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	December 31, 2023	December 31, 2022
	(Dollars in thousands except for share data)
Tangible Common Equity:
Total stockholders’ equity	$ 165,376	$ 138,138
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,107)	(1,392)
Tangible common equity	$ 158,910	$ 131,387
Common shares outstanding	5,651,311	5,642,621
Book value per common share	$ 29.26	$ 24.48
Tangible book value per common share	$ 28.12	$ 23.28

Tangible Assets
Total assets	$ 2,485,468	$ 2,287,334
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,107)	(1,392)
Tangible assets	$ 2,479,002	$ 2,280,583
Tangible common equity to tangible assets	6.41%	5.76%

About Orange County Bancorp, Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to approximately $2.5 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, increased levels of loan delinquencies, problem assets and foreclosures, credit risk management, asset-liability management, cybersecurity risks, the continuing effects of the COVID-19 pandemic, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Michael Lesler
EVP & Chief Financial Officer
mlesler@orangebanktrust.com
Phone: (845) 341-5111

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(Dollar Amounts in thousands except per share data)

	December 31, 2023	December 31, 2022

ASSETS

Cash and due from banks	$ 147,383	$ 86,081
Investment securities - available-for-sale	489,948	533,461
(Amortized cost $560,994 at December 31, 2023 and $609,954 at December 31, 2022)
Restricted investment in bank stocks	14,525	9,562
Loans	1,747,062	1,569,430
Allowance for credit losses *	(25,182)	(21,832)
Loans, net	1,721,880	1,547,598

Premises and equipment, net	16,160	14,739
Accrued interest receivable	5,934	6,320
Bank owned life insurance	41,447	40,463
Goodwill	5,359	5,359
Intangible assets	1,107	1,392
Other assets	41,725	42,359

TOTAL ASSETS	$ 2,485,468	$ 2,287,334

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest bearing	$ 699,203	723,228
Interest bearing	1,339,546	1,251,159
Total deposits	2,038,749	1,974,387

FHLB advances, short term	224,500	131,500
FHLB advances, long term	10,000	-
Subordinated notes, net of issuance costs	19,520	19,447
Accrued expenses and other liabilities	27,323	23,862

TOTAL LIABILITIES	2,320,092	2,149,196

STOCKHOLDERS' EQUITY

Common stock, $0.50 par value; 15,000,000 shares authorized;
5,683,304 issued; 5,651,311 and 5,642,621 outstanding,
at December 31, 2023 and December 31, 2022, respectively	2,842	2,842
Surplus	120,392	120,107
Retained Earnings	107,361	84,635
Accumulated other comprehensive income (loss), net of taxes	(64,108)	(68,196)
Treasury stock, at cost; 31,993 and 40,683 shares at December 31,
2023 and December 31, 2022, respectively	(1,111)	(1,250)
TOTAL STOCKHOLDERS' EQUITY	165,376	138,138

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,485,468	$ 2,287,334

* Commencing on January 1, 2023 the allowance calculation is based on the current expected credit loss methodology. Prior to
January 1, 2023, the calculation was based on the incurred loss methodology.

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	For Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
INTEREST INCOME
Interest and fees on loans	$ 25,866	$ 21,008	$ 96,264	$ 69,327
Interest on investment securities:
Taxable	3,153	3,136	12,723	9,871
Tax exempt	564	631	2,285	2,286
Interest on Federal funds sold and other	1,984	853	6,498	2,739

TOTAL INTEREST INCOME	31,567	25,628	117,770	84,223

INTEREST EXPENSE
Savings and NOW accounts	4,045	1,793	13,126	4,113
Time deposits	2,500	152	6,393	346
FHLB advances	2,643	599	8,938	599
Note payable	—	28	-	154
Subordinated notes	230	231	922	923
TOTAL INTEREST EXPENSE	9,418	2,803	29,379	6,135

NET INTEREST INCOME	22,149	22,825	88,391	78,088

Provision for credit losses *	462	1,000	7,868	9,517
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	21,687	21,825	80,523	68,571

NONINTEREST INCOME
Service charges on deposit accounts	221	182	809	693
Trust income	1,391	1,195	5,098	4,764
Investment advisory income	1,422	1,152	5,241	4,537
Investment securities gains(losses)	—	—	107	—
Earnings on bank owned life insurance	259	241	984	950
Other	450	311	1,180	1,052
TOTAL NONINTEREST INCOME	3,743	3,081	13,419	11,996

NONINTEREST EXPENSE
Salaries	6,141	5,830	24,747	22,461
Employee benefits	2,080	1,321	7,439	5,579
Occupancy expense	1,147	1,076	4,761	4,467
Professional fees	1,241	1,181	4,753	4,066
Directors' fees and expenses	769	403	1,451	1,157
Computer software expense	1,336	1,174	5,050	4,803
FDIC assessment	380	405	1,403	1,411
Advertising expenses	583	474	1,657	1,601
Advisor expenses related to trust income	31	29	120	215
Telephone expenses	178	174	712	679
Intangible amortization	72	72	286	286
Other	770	1,243	4,414	3,565
TOTAL NONINTEREST EXPENSE	14,728	13,382	56,793	50,290

Income before income taxes	10,702	11,524	37,149	30,277

Provision for income taxes	2,578	2,454	7,671	5,914
NET INCOME	$ 8,124	$ 9,070	$ 29,478	$ 24,363

Basic and diluted earnings per share	$ 1.44	$ 1.61	$ 5.24	$ 4.33

Weighted average shares outstanding	5,632,454	5,626,771	5,629,150	5,621,630

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Three Months Ended December 31,
	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,725,560	$ 25,863	5.95%	$ 1,554,960	$ 20,999	5.36%
PPP Loans	222	3	5.36%	1,738	8	1.83%
Investment securities	471,955	3,480	2.93%	534,649	3,706	2.75%
Due from banks	149,312	1,984	5.27%	99,077	853	3.42%
Other	12,432	237	7.56%	5,808	62	4.24%
Total interest earning assets	2,359,481	31,567	5.31%	2,196,232	25,628	4.63%
Non-interest earning assets	98,224			99,111
Total assets	$ 2,457,705			$ 2,295,343

Liabilities and equity:
Interest-bearing demand accounts	$ 314,008	$ 409	0.52%	$ 306,173	$ 214	0.28%
Money market accounts	600,451	2,958	1.95%	664,331	1,240	0.74%
Savings accounts	228,078	678	1.18%	236,328	338	0.57%
Certificates of deposit	217,137	2,500	4.57%	75,228	153	0.81%
Total interest-bearing deposits	1,359,674	6,545	1.91%	1,282,060	1,945	0.60%
FHLB Advances and other borrowings	187,989	2,643	5.58%	50,745	599	4.68%
Note payable	—	—	0.00%	1,435	28	7.74%
Subordinated notes	19,508	230	4.68%	19,437	231	4.72%
Total interest bearing liabilities	1,567,171	9,418	2.38%	1,353,677	2,803	0.82%
Non-interest bearing demand accounts	719,535			783,605
Other non-interest bearing liabilities	24,376			22,013
Total liabilities	2,311,082			2,159,295
Total shareholders' equity	146,623			136,048
Total liabilities and shareholders' equity	$ 2,457,705			$ 2,295,343

Net interest income		$ 22,149			$ 22,825
Interest rate spread [1]			2.92%			3.81%
Net interest margin [2]			3.72%			4.12%
Average interest earning assets to interest-bearing liabilities	150.6%			162.2%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Twelve Months Ended December 31,
	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,683,232	$ 96,236	5.72%	$ 1,426,478	$ 68,405	4.80%
PPP Loans	1,133	28	2.47%	9,280	922	9.94%
Investment securities	503,410	14,055	2.79%	522,902	11,969	2.29%
Due from banks	142,003	6,498	4.58%	257,218	2,739	1.06%
Other	11,561	953	8.24%	3,643	188	5.16%
Total interest earning assets	2,341,339	117,770	5.03%	2,219,521	84,223	3.79%
Non-interest earning assets	96,259			91,830
Total assets	$ 2,437,598			$ 2,311,351

Liabilities and equity:
Interest-bearing demand accounts	$ 331,056	$ 1,284	0.39%	$ 345,550	$ 524	0.15%
Money market accounts	617,345	9,429	1.53%	689,610	2,931	0.43%
Savings accounts	245,663	2,413	0.98%	227,938	658	0.29%
Certificates of deposit	165,239	6,393	3.87%	75,354	346	0.46%
Total interest-bearing deposits	1,359,303	19,519	1.44%	1,338,452	4,459	0.33%
FHLB Advances and other borrowings	170,371	8,938	5.25%	12,791	599	4.68%
Note payable	—	—	0.00%	2,605	154	5.91%
Subordinated notes	19,481	922	4.73%	19,410	923	4.76%
Total interest bearing liabilities	1,549,155	29,379	1.90%	1,373,258	6,135	0.45%
Non-interest bearing demand accounts	717,689			761,393
Other non-interest bearing liabilities	23,338			20,744
Total liabilities	2,290,182			2,155,395
Total shareholders' equity	147,416			155,956
Total liabilities and shareholders' equity	$ 2,437,598			$ 2,133,351

Net interest income		$ 88,391			$ 78,088
Interest rate spread [1]			3.13%			3.34%
Net interest margin [2]			3.78%			3.52%
Average interest earning assets to interest-bearing liabilities	151.1%			161.6%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
SELECTED RATIOS AND OTHER DATA
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Performance Ratios:
Return on average assets (1)	1.32%	1.58%	1.21%	1.05%
Return on average equity (1)	22.16%	26.67%	20.00%	15.62%
Interest rate spread (2)	2.92%	3.81%	3.13%	3.34%
Net interest margin (3)	3.72%	4.12%	3.78%	3.52%
Dividend payout ratio (4)	15.95%	14.27%	17.57%	19.15%
Non-interest income to average total assets	0.61%	0.54%	0.55%	0.52%
Non-interest expenses to average total assets	2.40%	2.33%	2.33%	2.18%
Average interest-earning assets to average interest-bearing liabilities	150.56%	162.24%	151.14%	161.62%

	At	At
	December 31, 2023	December 31, 2022
Asset Quality Ratios:
Non-performing assets to total assets	0.18%	0.37%
Non-performing loans to total loans	0.25%	0.54%
Allowance for credit losses to non-performing loans	568.83%	258.34%
Allowance for credit losses to total loans	1.44%	1.39%

Capital Ratios (5):
Total capital (to risk-weighted assets)	14.16%	13.95%
Tier 1 capital (to risk-weighted assets)	12.91%	12.70%
Common equity tier 1 capital (to risk-weighted assets)	12.91%	12.70%
Tier 1 capital (to average assets)	9.42%	9.09%

Notes:
(1)	Annualized for the twelve month periods ended December 31, 2023 and 2022, respectively.
(2)				Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the periods.
(3)				The net interest margin represents net interest income as a percent of average interest-earning assets for the periods.
(4)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(5) Ratios are for the Bank only.

ORANGE COUNTY BANCORP, INC.
SELECTED OPERATING DATA (UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Interest income	$ 31,567	$ 25,628	$ 117,770	$ 84,223
Interest expense	9,418	2,803	29,379	6,135
Net interest income	22,149	22,825	88,391	78,088
Provision for credit losses	462	1,000	7,868	9,517
Net interest income after provision for credit losses	21,687	21,825	80,523	68,571
Noninterest income	3,743	3,081	13,419	11,996
Noninterest expenses	14,728	13,382	56,793	50,290
Income before income taxes	10,702	11,524	37,149	30,277
Provision for income taxes	2,578	2,454	7,671	5,914
Net income	$ 8,124	$ 9,070	$ 29,478	$ 24,363

Basic and diluted earnings per share	$ 1.44	$ 1.61	$ 5.24	$ 4.33
Weighted average common shares outstanding	5,632,454	5,626,771	5,629,150	5,621,630

	At	At
	December 31, 2023	December 31, 2022
Book value per share	$ 29.26	$ 24.48
Net tangible book value per share (1)	$ 28.12	$ 23.28
Outstanding common shares	5,651,311	5,642,621

Notes:
(1)      Net tangible book value represents the amount of total tangible assets reduced by our total liabilities. Tangible assets are calculated by reducing total assets, as defined by GAAP, by $5,359 in goodwill and $1,107, and $1,392 in other intangible assets for December 31, 2023 and December 31, 2022, respectively.

ORANGE COUNTY BANCORP, INC.
LOAN COMPOSITION
(UNAUDITED)
(Dollar Amounts in thousands)
	At December 31, 2023		At December 31, 2022
	Amount	Percent	Amount	Percent
Commercial and industrial (a)	$ 273,562	15.66%	$ 258,901	16.50%
Commercial real estate	1,259,356	72.08%	1,098,054	69.97%
Commercial real estate construction	85,725	4.91%	109,570	6.98%
Residential real estate	78,321	4.48%	74,277	4.73%
Home equity	13,546	0.78%	12,329	0.79%
Consumer	36,552	2.09%	16,299	1.04%
Total loans	1,747,062	100.00%	1,569,430	100.00%
Allowance for loan losses	25,182		21,832
Total loans, net	$ 1,721,880		$ 1,547,598

(a) - Includes PPP loans of:	$ 215		$ 1,717
ORANGE COUNTY BANCORP, INC.
DEPOSITS BY ACCOUNT TYPE
(UNAUDITED)
(Dollar Amounts in thousands)
	At December 31, 2023			At December 31, 2022
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
Noninterest-bearing demand accounts	$ 699,203	34.30%	0.00%	$ 723,228	36.63%	0.00%
Interest bearing demand accounts	304,892	14.95%	0.49%	284,747	14.42%	0.31%
Money market accounts	584,976	28.69%	2.04%	615,149	31.16%	0.97%
Savings accounts	228,161	11.19%	1.19%	258,230	13.08%	0.72%
Certificates of Deposit	221,517	10.87%	4.57%	93,033	4.71%	1.74%
Total	$ 2,038,749	100.00%	1.29%	$ 1,974,387	100.00%	0.52%

ORANGE COUNTY BANCORP, INC.
NON-PERFORMING ASSETS
(UNAUDITED)
(Dollar Amounts in thousands)

	December 31, 2023	December 31, 2022

Non-accrual loans:
Commercial and industrial	$ 556	$ 1,003
Commercial real estate	2,692	3,882
Commercial real estate construction	—	—
Residential real estate	1,179	1,188
Home equity	—	51
Consumer	—	—
Total non-accrual loans	4,427	6,124
Accruing loans 90 days or more past due:
Commercial and industrial	—	1,850
Commercial real estate	—	—
Commercial real estate construction	—	—
Residential real estate	—	—
Home equity	—	—
Consumer	—	477
Total loans 90 days or more past due	—	2,327
Total non-performing loans	4,427	8,451
Other real estate owned	—	—
Other non-performing assets	—	—
Total non-performing assets	$ 4,427	$ 8,451

Ratios:
Total non-performing loans to total loans	0.25%	0.54%
Total non-performing loans to total assets	0.18%	0.37%
Total non-performing assets to total assets	0.18%	0.37%

Notes:
1 - Includes non-accruing TDRs:	$ 2,391	$ 3,278